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THIS  AGREEMENT (the  "Agreement")  is made and entered into as of this the 17th day of September, 1999 by and between (a) LinksXpress.com, Inc. a Colorado corporation (the "Company"), and (b) JVWeb, Inc., a Delaware corporation ("JVWeb, Inc.").
                                    Recitals:

WHEREAS, the Company desires to issue and sell to JVWeb, Inc. units ("Units") comprised of shares of common stock in the Company ("Common Stock") and warrants to purchase shares of Common Stock, and JVWeb, Inc. desires to receive and purchase Units, in each cases upon the terms, provisions and conditions set forth herein;

WHEREAS, in connection with the issuance and sale of the Units, the Company and JVWeb, Inc. intend that the Company will register with the United States Securities and Exchange Commission (the "Commission") an in-kind dividend (the "Dividend") to the stockholders of JVWeb, Inc. consisting a portion of the Units being issued and sold to JVWeb, Inc. pursuant hereto; and

WHEREAS, the Company and JVWeb, Inc. desire to set forth in writing the terms, provisions and conditions pertaining to the sale and issuance of Units to JVWeb, Inc. and pertaining to the Dividend;
                                   Agreement:

NOW, THEREFORE, in consideration of the mutual agreements contained herein, $10.00 and other good and valuable consideration (the receipt, adequacy and sufficiency of which are hereby acknowledged by each of the parties hereto), each of the Company and JVWeb, Inc. hereby agrees as follows:

         1.       General Representations and Warranties.

     (a) JVWeb, Inc. hereby represents and warrants to the Company that JVWeb, Inc. has been duly organized, is validly existing and is in good standing in the jurisdiction in which it was incorporated; JVWeb, Inc. has full right, power and authority to execute and deliver this Agreement and all other agreements, documents and instruments to be executed in connection herewith and perform JVWeb, Inc.'s obligation hereunder and thereunder; the execution and delivery by JVWeb, Inc. of this Agreement and all other agreements, documents and instruments to be executed by JVWeb, Inc. in connection herewith have been authorized by all necessary corporate action by JVWeb, Inc.; when this Agreement and all other agreements, documents and instruments to be executed by JVWeb, Inc. in connection herewith are executed by JVWeb, Inc. and delivered to the Company, this Agreement and such other agreements, documents and instruments will constitute the valid and binding agreements of JVWeb, Inc. enforceable against JVWeb, Inc. in accordance with their respective terms; neither the execution and delivery of this Agreement or any other agreements, documents and instruments to be executed in connection herewith nor the consummation of the transactions contemplated hereby or thereby will (i) violate, conflict with or result in the breach or termination of, or otherwise give any other contracting party the right to terminate, or constitute a default (by way of substitution, notation or otherwise) under the terms of, any contract to which JVWeb, Inc. is a party or by which JVWeb, Inc. is bound or by which any of the assets of JVWeb, Inc. is bound or affected, (ii) violate any judgment against, or binding upon, JVWeb, Inc. or upon the assets of JVWeb, Inc., (iii) result in the creation of any lien, charge or encumbrance upon any assets of JVWeb, Inc. pursuant to the terms of any such contract, or (iv) violate any provision in the charter documents, bylaws or any other agreement affecting the governance and control of JVWeb, Inc.; there are no actions, suits, claims or legal, administrative or arbitration proceedings or investigations pending or threatened against, involving or affecting any of the assets of JVWeb, Inc., this Agreement, or the transactions contemplated hereby (other than as described in JVWeb, Inc.'s filings with the Commission), and there are no outstanding orders, writs, injunctions or decrees of any court, governmental agency or arbitration tribunal against, involving or affecting any assets of JVWeb, Inc., this Agreement, or the transactions contemplated hereby; no consent or approval from any person on the part of JVWeb, Inc. is required in connection with the execution and delivery of this Agreement other than board of director approval of JVWeb, Inc., which has already been obtained; and the representations and warranties made immediately above and elsewhere herein are material to the Company and are being relied upon by the Company in connection with its decision to issue and sell Units to JVWeb, Inc. pursuant to Section 2 of this Agreement.

     (b) The Company hereby represents and warrants to JVWeb, Inc. that (deletion) the Company has full right, power and authority to execute and deliver this Agreement and all other agreements, documents and instruments to be executed by the Company in connection herewith (including, without limitation, the Warrant Agreement, as defined herein) and perform the Company's obligation hereunder and thereunder; the Company is duly organized, validly existing and in good standing in the State of Colorado; the authorized capital stock of the Company consists of 100 million shares of Common Stock, 7,862,150 of which were issued and outstanding as of the date hereof; Ian Scott-Moncrieff owns 3.0 million shares of the outstanding Common Stock; the execution and delivery by the Company of this Agreement and all other agreements, documents and instruments to be executed by the Company in connection herewith (including, without limitation, the Warrant Agreement) have been authorized by all necessary corporate action; when this Agreement and all other agreements, documents and instruments to be executed by the Company in connection herewith (including, without limitation, the Warrant Agreement) are executed by the Company and delivered to JVWeb, Inc., this Agreement and such other agreements, documents and instruments will constitute the valid and binding agreements of the Company enforceable against the Company in accordance with their respective terms; neither the execution and delivery of this Agreement or any other agreements, documents and instruments to be executed in connection herewith (including, without limitation, the Warrant Agreement) nor the consummation of the transactions contemplated hereby or thereby will (i) violate, conflict with or result in the breach or termination of, or otherwise give any other contracting party the right to terminate, or constitute a default (by way of substitution, notation or otherwise) under the terms of, any contract to which the Company is a party or by which the Company is bound or by which any of the assets of the Company is bound or affected, (ii) violate any judgment against, or binding upon, the Company or upon the Company's assets, (iii) result in the creation of any lien, charge or encumbrance upon any of the Company's assets pursuant to the terms of any such contract, or (iv) violate any provision in the charter documents, bylaws or any other agreement affecting the governance and control of it; there are no actions, suits, claims or legal, administrative or arbitration proceedings or investigations pending or threatened against, involving or affecting any of the Company's assets, this Agreement, or the transactions contemplated hereby, and there are no outstanding orders, writs, injunctions or decrees of any court, governmental agency or arbitration tribunal against, involving or affecting any of the Company's assets, this Agreement, or the transactions contemplated hereby; no consent or approval from any person is required on the party of the Company in connection with the execution and delivery of this Agreement other than board of director approval, which has already been obtained (deletion); the shares of Common Stock to be issued to JVWeb, Inc. pursuant to this Agreement shall be duly authorized, validly issued, fully paid and non-assessable at the time that they are issued; and the representations and warranties made immediately above and elsewhere herein are material to JVWeb, Inc. and are being relied upon by JVWeb, Inc. in connection with JVWeb, Inc.'s decision to purchase Units pursuant to Section 2 of this Agreement.

         2.       Sale and Purchase of Units.

     (a) Each Unit shall consist of one share of Common Stock and two separately assignable (i.e. "detachable") "First Tier Warrants." In addition to the other rights pertaining thereto, the exercise of each First Tier Warrant shall entitled the holder thereof to receive, without the payment of any additional amount, two "Second Tier Warrants." In addition to the other rights pertaining thereto, the exercise of each Second Tier Warrant shall entitle the holder thereof to receive, without the payment of any additional amount, one "Third Tier Warrant." First Tier Warrants, Second Tier Warrants and Third Tier Warrants are referred to hereinafter collectively as the "Warrants." Each Warrant shall entitle the holder thereof to purchase one share of Common Stock at any time within three years after the date it is issued at a purchase price of $2.00 (in the case of the First Tier Warrants), $3.00 (in the case of the Second Tier Warrants) and $5.00 (in the case of the Third Tier Warrants). Each Warrant shall be redeemable at any time after the Common Stock has had, for 10 consecutive trading days, a per-share closing price above $2.25 (in the case of the First Tier Warrants), $3.25 (in the case of the Second Tier Warrants) and $5.50 (in the case of the Third Tier Warrants). The redemption price shall be $.01 per Warrant. The Company and JVWeb, Inc. expect that the Warrants will eventually be in a registered, book-entry form.

     (b) On the execution of this Agreement, JVWeb issued to the Company a stock certificate representing 100,000 shares of JVWeb's common stock ("JVWeb Common Stock"), the receipt of which the Company hereby acknowledges, (plus 200,000 options with an exercise price of $0.40 cents a share). In consideration of the issuances of the foregoing shares (and options) the Company delivered to JVWeb a stock certificate representing 500,000 shares of Common Stock and a warrant agreement (the Warrant Agreement"), a copy of which is attached hereto, creating 1,000,000 Class A Warrants. JVWeb hereby agrees that, promptly after the Company enters into an agreement with a transfer agent with regard to the creation of the Warrants, the Warrant Agreement shall be canceled, and thus the underlying Class A Warrants created thereby, and in connection therewith JVWeb shall be issued 1,000,000 Class A Warrants pursuant to the terms of the Company's agreement with its transfer agent.

     (c) In further consideration of JVWeb's issuance of 100,000 shares of JVWeb Common Stock to the Company and other agreements contained herein, the Company has granted to JVWeb, pursuant to a stock option agreement, a copy of which is attached hereto as an exhibit (the "Option Agreement"), an option to purchase 500,000 shares of Common Stock at per-share exercise prices of: 125,000 at $0.10, 125,000 at $0.25, 125,000 at $0.50, and 125,000 at $0.75.

     (d) The Company hereby agrees to grant from time to time hereafter, to persons believed to be important to the success of the Company's business, options to purchase up to 2,000,000 shares of Common Stock at per-share exercise prices of $.10. Such options shall be granted pursuant to stock option agreements in forms akin to the Option Agreement.

     (e) The Company hereby agrees to issue to Keith J. Mckenzie., 200,000 shares of Common Stock as a finder's fee for arranging certain of the transactions provided for by this Agreement. The Company hereby further agrees to include such 200,000 shares in any registration pursuant to Section 4 below. (Consider registering these immediately following as a second registration relative to whether Keith would need a broker/deler license).

         3.       Securities Representations and Warranties.

     (a) JVWeb, Inc. hereby represents and warrants to the Company that it is familiar with the business and financial condition, properties, operations and prospects of the Company, it has been given full access to all material information concerning the condition, properties, operations and prospects of the Company, it has had an opportunity to ask such questions of, and to receive such information from, the Company as it has desired and to obtain any additional information necessary to verify the accuracy of the information and data received, and it is satisfied that there is no material information concerning the condition, properties, operations and prospects of the Company, of which it is unaware; JVWeb, Inc. has such knowledge, skill and experience in business, financial and investment matters so that it is capable of evaluating the merits and risks of an acquisition of its shares of Common Stock; JVWeb, Inc. has reviewed its financial condition and commitments and that, based on such review, it is satisfied that it (a) has adequate means of providing for contingencies, (b) has no present or contemplated future need to dispose of all or any of its shares of Common Stock to satisfy existing or contemplated undertakings, needs or indebtedness, (c) is capable of bearing the economic risk of the ownership of the shares of Common Stock to be issued to it for the indefinite future, and (d) has assets or sources of income which, taken together, are more than sufficient so that it could bear the loss of the entire value of the shares of Common Stock being issued to it; JVWeb, Inc. is acquiring its shares of Common Stock solely for its own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of its shares of Common Stock; JVWeb, Inc. understands that its shares of Common Stock have not been registered under the Securities Act of 1933 (the "Act") or any state securities laws and therefore its shares of Common Stock are "restricted" under such laws until such time as they are registered; and JVWeb, Inc. has not offered or sold any portion of its shares of Common Stock and has no present intention of reselling or otherwise disposing of any portion of its shares of Common Stock either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstance (other than the registration thereof).

     (b) The Company hereby represents and warrants to JVWeb, Inc. that it is familiar with the business and financial condition, properties, operations and prospects of JVWeb, Inc., it has been given full access to all material information concerning the condition, properties, operations and prospects of JVWEb, Inc., it has had an opportunity to ask such questions of, and to receive such information from, JVWeb, Inc. as it has desired and to obtain any additional information necessary to verify the accuracy of the information and data received, and it is satisfied that there is no material information concerning the condition, properties, operations and prospects of JVWeb, Inc., of which it is unaware;The Company has such knowledge, skill and experience in business, financial and investment matters so that it is capable of evaluating the merits and risks of an acquisition of its shares of JVWeb, Inc.; The Company. has reviewed its financial condition and commitments and that, based on such review, it is satisfied that it (a)has adequate means of providing for contingencies, (b)has no present or contemplated future need to dispose of all or any of its shares of Common Stock to satisfy existing or contemplated undertakings, needs or indebtedness, (c)is capable of bearing the economic risk of the ownership of the shares of Common Stock to be issued to it for the indefinite future, and (d)has assets or sources of income which, taken together, are more than sufficient so that it could bear the loss of the entire value of the shares of Common Stock being issued to it; The Company is acquiring its shares of Common Stock solely for its own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of its shares of Common Stock; The Company understands that its shares of Common Stock have not been registered under the Securities Act of 1933 (the "Act") or any state securities laws and therefore its shares of Common Stock are "restricted" under such laws until such time as they are registered; and The Company has not offered or sold any portion of its shares of Common Stock and has no present intention of reselling or otherwise disposing of any portion of its shares of Common Stock either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstance (other than the registration thereof).

         4.       Securities Registration.

     Within six months after the date of this Agreement, the Company shall file a registration statement to register the Dividend with the Commission. The Dividend shall consist of 250,000 of the shares of Common Stock issued and sold to JVWeb, Inc. pursuant hereto and all (Aren't the first tier warrants at 1,000,000?) 500,000 of the First Tier Warrants issued and sold to JVWeb, Inc. pursuant hereto. (IF it is 1,000,000, then this appropriately creates a 1 to 4 ratio of stock to warrants). In the event of such registration, the Company shall use its best efforts to qualify such shares of Common Stock and First Tier Warrants under the securities laws for each state for which an exemption is not available and qualification is required, unless the cost and expense of such qualification outweighs the benefit of qualification. In connection with any registration undertaken pursuant to this Section 4, JVWeb, Inc. shall use reasonable efforts to cooperate with the Company and will furnish to the Company and in writing such information, as shall be reasonably necessary in order to assure compliance with federal and applicable state securities laws pertaining to disclosure and otherwise, with respect to the Dividend. JVWeb shall advance on behalf of the Company registration expenses for legal fees, accounting fees, filing fees and printing charges in connection with any registration undertaken pursuant to this Section 5 up to $35,000 and corporate updating expenses for legal fees up to $2,000. The Company shall be obligated to repay to JVWeb all amounts advanced pursuant to the preceding sentence once this Agreement has been terminated pursuant to Section 9 below or once more than 50% of the Class A Warrants have been exercised, whichever occurs first.

         5.       Spin-Off.

     As soon as possible after the  registration  statement  filed in connection with any  registration  undertaken  pursuant  to  Section  4 above  is  declared
effective,   JVWeb,   Inc.   shall  declare  and  effect  the  Dividend  to  its
stockholders. In this connection, JVWeb, Inc. shall deliver to each of its stockholders receiving the registered shares of Common Stock an stock certificate representing the shares of Common Stock that such stockholder is to receive (unlegended except to the extent necessary to implement the agreements described in Section 6 below) and a notification that such stockholder now owns the number of First Tier Warrants that such stockholder is to receive, as well as a copy of the prospectus comprising part of the registration statement declared effective during the course of any registration undertaken pursuant to
Section 4.

         6.       Lock-Up Agreement.

     In connection with the execution of this Agreement, Greg Micek (a significant stockholder of JVWeb, Inc.) entered into a certain agreement, a copy of which is attached hereto as an exhibit, in which he agreed that he would not sell any Common Stock received by him in connection with the Dividend until four weeks after public trading commenced in the Common Stock and then he would not sell in any three-month period a number of shares exceeding the average weekly reported volume of trading in the Common Stock for the four weeks most recently completed at the time at which any sale is being contemplated.

         7.       Web Hosting Agreement.

     In connection with the execution of this Agreement, the Company entered into a certain web hosting agreement with JVWeb, a copy of which is attached hereto as an exhibit.

         8.       Right of First Refusal Regarding Web Development Work.

     In further consideration of JVWeb's issuance of 100,000 shares (and 200,000 options) of JVWeb Common Stock to the Company and other agreements contained herein, whenever the Company needs web development services, JVWeb will be given priority to provide these services. Whenever the Company needs web development services and before the Company enters into negotiations with any other provider, the Company shall contact JVWeb and give to JVWeb a detailed description of the services needed and the Company's functionality requirements, expectations and time frame. JVWeb and the Company shall then negotiate in good faith the terms, provisions and conditions upon which JVWeb shall provide to the Company the web development services. If after good faith efforts JVWeb and the Company are unable to agree upon the terms, provisions and conditions upon which JVWeb shall provide to the Company the web development services within a reasonable time frame, the Company may solicit another qualified provider. All terms, provisions and conditions for the web development services provided by JVWeb to the Company shall be memorialized in a written agreement.

         9.       Termination.

     If the registration statement under which shares of Common Stock are registered pursuant to Section 5 is not declared effective within six months after the date of this Agreement through no breach of this Agreement by the Company, or if (prior to the effectiveness of such registration statement) the Company elects to terminate this Agreement (which may be done so by giving written notice to JVWeb), this Agreement shall, except as hereafter provided, become null and void, and the parties hereto shall be relieved of any further duties, obligations and responsibilities with respect to this Agreement. Notwithstanding the preceding, the Company shall be obligated, immediately upon the termination of this Agreement pursuant to the preceding, to repay to JVWeb all amounts advance to the Company pursuant Section 4 above. However, the Company shall be entitled to retain the 100,000 shares of JVWeb Common Stock (and 200,000 options) issued pursuant to Section 3(b). Upon repayment of the advances made pursuant to Section 5 above, JVWeb shall be obligated to return to the Company the Warrant Agreement and the Option Agreement for cancellation. However, JVWeb shall be entitled to retain the 500,000 shares of Common Stock issued and sold to JVWeb pursuant to this Agreement. Moreover, notwithstanding the termination of this Agreement, the agreements described in Section 7 and 8 and the indemnification provisions of Section 10 shall remain in full force and effect for two years after the date of termination.

         10.    General Indemnification.

     (a) All representations and warranties made herein by a party hereto shall survive all transactions provided for or contemplated herein, including, without limitation, the issuance and sale of Units to JVWeb, Inc., the Dividend and the termination of this Agreement.

     (b) The Company shall protect, indemnify and hold JVWeb, Inc., and its officers, directors, shareholders, attorneys, accountants, employees, affiliates, successors and assigns, harmless from any and all demands, claims, actions, causes of actions, lawsuits, proceedings, judgments, losses, damages, injuries, liabilities, obligations, expenses and costs (including costs of litigation and attorneys' fees), arising from any breach of any agreement, representation or warranty made by the Company in this Agreement.

     (c) JVWeb, Inc. shall protect, indemnify and hold the Company, and its officers, directors, shareholders, attorneys, accountants, employees, affiliates, successors and assigns, harmless from any and all demands, claims, actions, causes of actions, lawsuits, proceedings, judgments, losses, damages, injuries, liabilities, obligations, expenses and costs (including costs of litigation and attorneys' fees), arising from any breach of any agreement, representation or warranty made by JVWeb, Inc. in this Agreement.

         11.   Securities Indemnification.

     (a) The Company shall protect, indemnify and hold JVWeb, Inc., and its officers, directors, shareholders, attorneys, accountants, employees, affiliates, successors and assigns, harmless from any and all demands, claims, actions, causes of actions, lawsuits, proceedings, investigations, judgments, losses, damages, injuries, liabilities, obligations, expenses and costs (including costs of litigation and attorneys' fees), arising out of or based upon (a) any untrue statement or alleged untrue statement of any material fact contained in or incorporated by reference into the registration statement under which the shares of Common Stock are registered pursuant to Section 4, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, (b) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any material violation by the Company of any rule or regulation promulgated under Act applicable to the Company and relating to action or inaction by the Company in connection with any such registration;
provided,  however,  that the Company  will not be liable in the case of (a) and
(b) above if and to the extent that the event otherwise giving rise to indemnification arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in conformity with information furnished by a person otherwise entitled to indemnification in writing specifically for use in the registration statement or prospectus or information contained in a writing that has been expressly approved or deemed approved by a person otherwise entitled to indemnification.

     (b) JVWeb, Inc. shall protect, indemnify and hold the Company and its officers, directors, shareholders, attorneys, accountants, employees, affiliates, successors and assigns, harmless from any and all demands, claims, actions, causes of actions, lawsuits, proceedings, investigations, judgments, losses, damages, injuries, liabilities, obligations, expenses and costs (including costs of litigation and attorneys' fees), arising out of or based upon (a) any untrue statement or alleged untrue statement of any material fact contained in or incorporated by reference into the registration statement under which shares of Common Stock are registered pursuant to Section 4, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, (b) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any material violation by JVWeb, Inc. of any rule or regulation promulgated under the Act applicable to JVWeb, Inc. and relating to action or inaction by JVWeb, Inc. in connection with any such registration; provided, however, that JVWeb, Inc. shall be liable in the case of (a) and (b) above only if and to the extent that the event giving rise to indemnification arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in conformity with information furnished by JVWeb, Inc. in writing specifically for use in the registration statement or prospectus or information contained in a writing that has been expressly approved or deemed approved by JVWeb, Inc..

     (c) Promptly after receipt by an indemnified party under this Section 11 of notice of the threat or commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party hereunder, notify each such indemnifying party in writing thereof, but the omission so to notify an indemnifying party shall not relieve it from any liability which it may have to any indemnified party to the extent that the indemnifying party is not prejudice as a result thereof. In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 11 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so elected; provided, however, that, if the defendants in any such action include both an indemnified party and an indemnifying party and the related indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be believed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred. No indemnifying party will be subject to any liability for any settlement made without consent which shall not be unreasonably withheld. No indemnifying party will consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability with respect to such claim or litigation.

         12.      General.

     (a)  THIS   AGREEMENT   AND  ALL   QUESTIONS   RELATING  TO  ITS  VALIDITY,
INTERPRETATION, PERFORMANCE, AND ENFORCEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

     (b) Any controversy arising out of or relating to this Agreement or any modification or extension thereof, including any claims for breach, for damages, and/or for recession or reformation, shall be settled by binding arbitration in Harris County, Texas according to the rules and regulations of the American Arbitration Association, Commercial Arbitration Rules.

     (c) This Agreement contains the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, inducements, or conditions, express or implied, oral or written, except as herein contained. This Agreement may not be modified or amended other than by an agreement in writing signed by all parties affected.


     (d) The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. The section headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

     (e) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

     (f) The parties hereto hereby agree that time is of the essence for all purposes of this Agreement.

     (g) Any notices to be given hereunder by any party to the other parties may be effected either by personal delivery in writing, or by mail, registered or certified, postage prepaid with return receipt requested, addressed to the one or more parties to be notified at the addresses set forth beneath such parties' respective signatures below.

     (h) All obligations of the Company and all agreements made herein for the benefit of the Company shall become effective immediately upon the formation and organization of the Company. The person signing this Agreement on behalf of the Company shall use reasonable efforts to cause the Company to be formed. Upon the formation of the Company, such person shall have no further obligations or liability pertaining to the Company or this Agreement except as is expressly agreed to by such person in writing.

     IN WITNESS WHEREOF, the parties hereto have signed their names hereto as of the first date written above.

LINKSXPRESS.COM, INC.               JVWEB, INC.
a Colorado corporation                      a Delaware corporation


By:________________________________  By:_________________________________
         Ian Scott Moncrieff,                                 Greg Micek,
         Chief Executive Officer                     Chief Executive Officer

         Address:                                             Address:
         625 Howe Street, Suite 402                  5444 Westheimer, Suite 2080
         Vancouver, B.C.  V6C-2T6                    Houston, Texas 77094